Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Dividend Advantage Municipal Fund

811-09471


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2012.

A special meeting of shareholders was held in the offices of Nuveen Investments on April 5, 2012; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization.
The special meeting was subsequently adjourned to May 17, 2012.


Voting results for the annual meeting are as follows:

 <c>Common and Preferred Shares voting together as a class
<c>  Preferred Shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
                2,749,358
             1,128,582
   Against
                   125,263
                  28,480
   Abstain
                     99,057
                  41,523
   Broker Non-Votes
                1,042,056
                282,558
      Total
                4,015,734
             1,481,143



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
2,741,851
 1,126,582
   Against
                   130,378
                  30,480
   Abstain
                   101,449
                  41,523
   Broker Non-Votes
                1,042,056
                282,558
      Total
                4,015,734
             1,481,143

Voting results for the special meeting are as follows:

<c> Common and Preferred Shares voting together as a class
<c>  Preferred Shares
To approve the Agreement and Plan of
Reorganization.


   For
                3,489,780
             1,283,443
   Against
                   172,163
                  90,182
   Abstain
                   117,267
                  47,500
      Total
                3,779,210
             1,421,125



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090029.

Proxy materials for the special meeting are herein incorporated by reference to the SEC filing on January 24, 2012, under Conformed Submission Type N 14 8C/A, accession number 0001193125-12-021940.